Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Reports Third Quarter 2018 Financial Results and Declares a Dividend of $0.27 Per Share

BOSTON – November 7, 2018 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct lender to middle market companies, today announced financial results for its third fiscal quarter ended September 30, 2018. Additionally, THL Credit announced that its Board of Directors has declared a fourth fiscal quarter 2018 dividend of $0.27 per share payable on December 31, 2018, to stockholders of record as of December 14, 2018.

“We continue to make progress with our efforts to reposition the portfolio which we believe will help drive our performance. To demonstrate its commitment to the BDC, earlier this year, our Advisor purchased $10 million in TCRD stock under a Rule 10b5-1 plan,” said Chris Flynn, CEO of THL Credit. “Our Advisor has announced that it intends to purchase up to another $10 million of TCRD stock under a new 10b5-1 plan.”

HIGHLIGHTS

($ in millions, except per share amounts)	As of September 30, 2018
Portfolio results
Total assets	$558.4
Investment portfolio, at fair value	$532.8
Net assets	$330.1
Net asset value per share	$10.10
Weighted average yield on investments	11.6%

	Quarter ended September 30, 2018	Quarter ended September 30, 2017
Portfolio activity
Total portfolio investments made, at par	$20.4	$29.3
Total portfolio investments made, at cost	$20.2	$28.7
Number of new portfolio investments	2	2
Number of portfolio investments at end of period	44	45
Operating results
Total investment income	$16.1	$20.1
Net investment income	$8.6	$11.2
Net increase in net assets from operations	$4.7	$4.1
Net investment income per share	$0.26	$0.34
Dividends declared per share	$0.27	$0.27

PORTFOLIO AND INVESTMENT ACTIVITY

In the third quarter, THL Credit closed on two new investments totaling $12.4 million and an additional $8.0 million in follow-on investments, including delayed draw and revolver fundings.

Notable investments for the third quarter included:

•	$6.0 million first lien senior secured term loan and $0.6 million revolver in Gener8, LLC, a provider of complex product design and high mix, low volume manufacturing services;

•	$5.1 million first lien senior secured term loan and $0.7 million common equity investment in Urology Management Associates, LLC, a urology group based in New Jersey; and

•	$4.0 million equity contribution to THL Credit Logan JV LLC (“Logan JV”)

Notable realizations for the quarter included:

•	Partial prepayment of a senior secured term loan in Alex Toys, LLC at par, which resulted in proceeds of $15.0 million;

•	Prepayment of a senior secured term loan and delayed draw term loan in Benesys Inc. at par, which resulted in proceeds of $11.1 million;

•	Prepayment of a senior secured term loan in Dodge Data & Analytics LLC at par, which resulted in proceeds of $10.2 million; and

•	Prepayment of a second lien term loan in Gold, Inc. at par, which resulted in proceeds of $5.2 million.

As of September 30, 2018, these transactions, coupled with changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of THL Credit’s investment portfolio to $532.8 million across 44 portfolio investments. THL Credit’s investment portfolio at fair value was allocated 64 percent in first lien senior secured debt (including unitranche investments), 16 percent in the Logan JV, 5 percent in second lien debt, 1 percent in subordinated debt, 3 percent in other income-producing securities and 11 percent in equity securities and warrants. The weighted average yield on debt and Logan JV investments made in the third quarter of 2018 was 9.5 percent. As of September 30, 2018, the weighted average yield of the debt and income-producing securities, including the Logan JV and reflecting the impact of investments on non-accrual, in the investment portfolio at their current cost basis was 11.6 percent. As of September 30, 2018, THL Credit had loans on non-accrual status with an aggregate amortized cost of $14.4 million and fair value of $7.8 million, or 2.7 percent and 1.5 percent of the portfolio’s amortized cost and fair value, respectively. As of September 30, 2018, 96 percent of THL Credit’s debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as London Interbank offer rate, or LIBOR, or Canadian Dollar offer rate, or CDOR, and 4 percent of its debt investments bore interest at fixed rates.

This compares to the portfolio as of December 31, 2017, which had a fair value of $608.7 million across 47 portfolio investments allocated 67 percent in first lien senior secured debt (including unitranche investments), 11 percent in the Logan JV, 5 percent in second lien debt, 3 percent in subordinated debt, 2 percent in other income-producing securities and 12 percent in equity securities and warrants. The weighted average yield of the debt and other income-producing securities in the investment portfolio, including the Logan JV, at their cost basis was 10.7 percent. As of December 31, 2017, THL Credit had loans on non-accrual status with an aggregate amortized cost of $56.3 million and fair value of $21.0 million, or 8.8 percent and 3.4 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2017, 93 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as LIBOR, and 7 percent of its debt investments bore interest at fixed rates.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended September 30, 2018 and 2017 was $16.1 million and $20.1 million, respectively, and consisted of $11.7 million and $14.5 million of interest income on debt securities (which included PIK interest of $0.9 million and $0.4 million), $3.3 million and $3.7 million of dividend income, $0.6 million and $1.1 million of interest income on other income-producing securities, and $0.5 million and $0.8 million of other income, including fees from THL Credit’s managed vehicles, respectively.

The decrease in investment income between periods was primarily due to the contraction in the overall investment portfolio since September 30, 2017, which led to lower interest income, lower dividend income from certain equity investments and lower other income related to one-time amendment and structuring fees.

Expenses

Expenses for the three months ended September 30, 2018 and 2017 were $7.5 million and $9.0 million, respectively. For the three months ended September 30, 2018 and 2017, base management fees were $2.2 million and $2.6 million, incentive fees were $0.0 million, including the impact of a $1.7 million waiver, and $0.0 million, including the impact of a $0.8 million waiver, administrator and other expenses were $1.5 million and $2.2 million and fees and expenses related to THL Credit’s borrowings were $3.8 million and $4.4 million, respectively. In addition, for the three months ended September 30, 2018 and 2017, THL Credit recorded an income tax provision (benefit) related to its consolidated blocker corporations, excise and other taxes of $0.0 million and ($0.2) million, respectively.

The decrease in operating expenses was due primarily to lower interest and fees on THL Credit’s revolving credit facility due to a reduction in borrowings outstanding, lower administration expenses and lower base management fees as a result of portfolio contraction.

Net investment income

Net investment income totaled $8.6 million and $11.2 million for the three months ended September 30, 2018 and 2017, or $0.26 and $0.34 per share based upon 32,673,590 and 32,721,686 weighted average common shares outstanding, respectively.

The decrease in net investment income between the three month periods is primarily attributable to a decrease in interest income on debt and other income-producing investments due to portfolio contraction offset by lower borrowing costs and base management fees.

Net realized gains and losses on investments, net of income tax provision

For the three months ended September 30, 2018, THL Credit recognized a net realized loss on portfolio investments of $0.3 million, primarily related to a change in estimated recovery proceeds for an escrow receivable. For the three months ended September 30, 2017, THL Credit recognized a net realized loss of $11.3 million primarily from the $11.9 million loss on the sale of its senior secured term loan in CRS Reprocessing, LLC, which was partially offset by the gain on the realization of its equity holdings in Food Processing Holdings, LLC.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended September 30, 2018 and 2017, THL Credit’s investment portfolio had a net change in unrealized appreciation of ($3.2) million and $4.8 million, respectively.

The net change in unrealized appreciation on our investments was primarily the result of the reversal of prior period net unrealized depreciation related to certain restructured and exited investments noted above and the performance of certain portfolio investments, including certain control investments.

Benefit for taxes on unrealized gain on investments

For the three months ended September 30, 2018 and 2017, THL Credit recognized an income tax (provision) benefit for taxes on unrealized gains (losses) of ($0.2) million and $0.4 million related to consolidated subsidiaries, respectively.

The change in provision for tax on unrealized gains on investments relates primarily to changes to the unrealized appreciation (depreciation) of the investments held in these taxable consolidated subsidiaries, other temporary differences and change in prior year estimates received from certain portfolio companies.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $4.7 million and $4.1 million, or $0.14 and $0.13 per share based upon 32,673,590 and 32,721,686 weighted average common shares outstanding, for the three months ended September 30, 2018 and 2017, respectively.

The increase in net assets resulting from operations for the respective periods is due primarily to lower net realized and unrealized gains and losses in the portfolio offset by lower interest income on debt and income-producing securities.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2018, THL Credit had cash of $6.6 million.

As of September 30, 2018, THL Credit had $223.0 million in outstanding borrowings, which was comprised of $113.0 million outstanding on the revolving credit facility and $110.0 million of notes payable outstanding. As of September 30, 2018, borrowings outstanding had a weighted average interest rate of 5.69 percent. For the nine months ended September 30, 2018, THL Credit borrowed $69.5 million and repaid $123.1 million under the revolving credit facility.

For the nine months ended September 30, 2018, THL Credit’s operating activities provided cash of $83.1 million primarily in connection with the repayment and sales of investments. Financing activities included $53.6 million used for net repayments on its credit facility, $26.5 million for distributions to stockholders and $0.2 million for the payment of financing costs.

For the nine months ended September 30, 2017, THL Credit’s operating activities provided cash of $23.3 million primarily in connection with the repayment and sales of investments. Its financing activities included $3.1 million provided by net borrowings on its credit facility, $26.6 million for distributions to stockholders, $2.5 million to repurchase common stock and $0.1 million for the payment of financing costs.

RECENT DEVELOPMENTS

From October 1, 2018 through November 7, 2018, THL Credit made new investments totaling $15.2 million and follow-on investments of $8.6 million at a combined weighted average yield based upon cost at the time of the investment of 10.9%.

On October 5, 2018, THL Credit completed a public offering of $50.0 million in aggregate principal amount of 6.125% notes due 2023 (“2023 Notes”). The 2023 Notes mature on October 30, 2023, and may be redeemed in whole or in part at any time or from time to time at our option on or after October 30, 2021. The 2023 Notes bear interest at a rate of 6.125% per year payable quarterly on March 30, June 30,

September 30 and December 30, of each year, beginning December 30, 2018 and trade on the New York Stock Exchange under the trading symbol “TCRW”. On October 16, 2018, the underwriters exercised their option to purchase an additional $1.6 million to cover overallotments. On November 5, 2018, the proceeds from this public offering were used to redeem the 2021 Notes and partially repay the revolving credit facility. As a result of this redemption, THL Credit will recognize approximately $0.9 million of one-time costs from the accelerated amortization of deferred financing costs related to the 2021 Notes during the three months ended December 31, 2018.

On October 26, 2018, THL Credit fully exited its debt and controlling equity investment in Tri Starr Management Services, Inc. Cash proceeds received and escrow were in-line with the September 30, 2018 fair value.

On November 6, 2018, THL Credit’s board of directors declared a dividend of $0.27 per share payable on December 31, 2018 to stockholders of record at the close of business on December 14, 2018.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on November 8, 2018, at 10:00 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 3364419. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.THLCreditBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through November 15, 2018, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 3364419. The replay will also be available on the THL Credit’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.THLCreditBDC.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	September 30, 2018	December 31, 2017
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $331,242 and $484,816, respectively)	$322,339	$449,951
Controlled investments (cost of $185,266 and $155,547, respectively)	185,052	158,736
Non-controlled, affiliated investments (cost of $24,817 and $4, respectively)	25,439	4
Cash	6,559	3,617
Escrow receivable	6,295	—
Interest, dividends, and fees receivable	7,006	7,835
Deferred financing costs	2,460	2,890
Deferred tax assets	2,056	2,661
Prepaid expenses and other assets	790	1,583
Due from related parties	378	407

Total assets	$558,374	$627,684

Liabilities:
Loans payable	$112,961	$167,317
Notes payable ($110,000 and $110,000 face amounts, respectively, reported net of deferred financing costs of $2,485 and $2,985, respectively)	107,515	107,015
Accrued expenses and other payables	2,261	2,829
Base management fees payable	2,240	2,556
Deferred tax liability	2,035	2,336
Accrued incentive fees	856	972
Accrued interest and fees	375	551
Other deferred liabilities	38	79

Total liabilities	228,281	283,655
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 32,674 and 32,674 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	33	33
Paid-in capital in excess of par	433,992	434,197
Net unrealized depreciation on investments, net of provision for taxes of $1,857 and $1,511, respectively	(10,188)	(34,660)
Accumulated net realized losses	(103,057)	(67,393)
Accumulated undistributed net investment income	9,313	11,150

Total net assets attributable to THL Credit, Inc.	330,093	343,327
Net assets attributable to non-controlling interest	—	702

Total net assets	$330,093	$344,029

Total liabilities and net assets	$558,374	$627,684

Net asset value per share attributable to THL Credit, Inc.	$10.10	$10.51

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$10,034	$13,510	$35,019	$41,245
Dividend income	—	—	17	139
Other income	165	418	716	1,913
From non-controlled, affiliated investments:
Interest income	835	—	1,444	—
Other income	248	279	791	820
From controlled investments:
Interest income	1,358	2,080	4,125	5,727
Dividend income	3,334	3,683	8,774	9,924
Other income	104	141	236	423

Total investment income	16,078	20,111	51,122	60,191
Expenses:
Interest and fees on borrowings	3,470	4,023	10,827	11,836
Base management fees	2,240	2,621	6,893	7,834
Incentive fees	1,658	811	1,649	3,276
Administrator expenses	512	670	1,640	2,207
Other general and administrative expenses	379	462	1,373	1,508
Amortization of deferred financing costs	317	409	937	1,214
Professional fees	413	818	1,124	1,522
Directors’ fees	169	169	566	518

Total expenses	9,158	9,983	25,009	29,915
Incentive fee waiver	(1,658)	(811)	(1,658)	(811)

Total expenses, net of incentive fee waivers	7,500	9,172	23,351	29,104
Income tax provision (benefit), excise and other taxes	5	(215)	272	90

Net investment income	8,573	11,154	27,499	30,997
Realized Gain (Loss) and Change in Unrealized Appreciation (Depreciation) on Investments:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	(184)	(11,324)	(38,777)	(22,276)
Controlled investments	(102)	—	241	—
Foreign currency transactions	2	6	(202)	(68)

Net realized loss on investments	(284)	(11,318)	(38,738)	(22,344)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	(244)	10,421	26,669	5,215
Non-controlled, affiliated investments	(2,478)	—	619	—
Controlled investments	(359)	(5,795)	(3,403)	(3,533)
Translation of assets and liabilities in foreign currencies	(261)	(869)	933	(1,389)

Net change in unrealized (depreciation) appreciation on investments	(3,342)	3,757	24,818	293
Net change in unrealized (depreciation) appreciation attributable to non-controlling interests	(102)	162	(703)	276

Net realized and unrealized loss from investments	(3,728)	(7,399)	(14,623)	(21,775)
Provision for taxes on realized gain on investments	—	(7)	—	(842)
(Provision) benefit for taxes on unrealized gain on investments	(192)	365	(346)	2,261

(Provision) benefit for taxes on realized and unrealized gain on investments	(192)	358	(346)	1,419

Net increase in net assets resulting from operations	$4,653	$4,113	$12,530	$10,641

Net investment income per common share:
Basic and diluted	$0.26	$0.34	$0.84	$0.94
Net increase in net assets resulting from operations per common share:
Basic and diluted	$0.14	$0.13	$0.38	$0.33
Dividends declared and paid	$0.27	$0.27	$0.81	$0.81
Weighted average shares of common stock outstanding:
Basic and diluted	32,674	32,722	32,674	32,839

About THL Credit, Inc.

THL Credit, Inc. (NASDAQ: TCRD) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through directly originated first lien secured loans, including unitranche investments. In certain instances, the Company also makes second lien, subordinated, or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or similar securities and direct equity investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million that require capital for growth and acquisitions. The Company is headquartered in Boston, with additional offices in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.THLCreditBDC.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Lauren Vieira

617-790-6070

lvieira@thlcredit.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Doug Allen

646-502-3530

dallen@stantonprm.com